                                                                     Exhibit 3.2

                             THE COMPANIES ORDINANCE

                           A COMPANY LIMITED BY SHARES

                               AMENDED ARTICLES OF

                             NUR MACROPRINTERS LTD.



                                   PRELIMINARY

1.       SECOND SCHEDULE EXCLUDED

         The articles contained in the Second Schedule of the Ordinance and all provisions thereof shall not apply to the Company.

2.       INTERPRETATION

         2.1 In these Articles the following terms shall bear the meaning ascribed to them below:

                  The "Company" shall mean the above named company.

                  The "Ordinance" shall mean the Companies Ordinance [New Version], 5743-1983.

                  The "Memorandum" shall mean the Memorandum of Association of the Company, as originally registered and as it may from time to time be amended.

                  The "Articles" shall mean the articles of association contained in the Articles, as originally registered and as they may from time to time be amended.

                  The "Board" shall mean the Company's Board of Directors.

                  The "Register of Members" shall mean the Company's Register of Members.

         2.2 Terms and expressions used in the Articles and not defined herein, shall bear the same meaning as in the Ordinance in force on the date when the Articles first become effective.

         2.3 Sections 2,3,4,5,6,7,8 and 10 of the Interpretation Law, 5741-1981, shall apply, mutatis mutandis, to the interpretation of the Articles.

         2.4 The captions in the Articles are for convenience only and shall not be deemed a part hereof or affect the interpretation of any provision hereof.

                                  SHARE CAPITAL

3.       SHARE CAPITAL

         The share capital of the Company is as will be specified in the Memorandum from time to time.

4.       ALTERATION OF SHARE CAPITAL

         The Company may, from time to time, by a Special Resolution (as such term is defined in Article 23.2):

         4.1 Increase its share capital in an amount it thinks expedient by the creation of new shares. The power to increase the share capital may be exercised by the Company whether or not all of the shares then authorized have been issued and whether or not all of the shares theretofore issued have been called up for payment. Such Special Resolution shall set forth the amount of the increase, the number of the new shares created thereby, their nominal value and class, and may also provide for the rights, preferences of deferred rights that shall be attached to the newly created shares and the restrictions to which such shares shall be subject;

         4.2 Consolidate all or any of its issued or unissued share capital and divide same into shares of nominal value larger than the one of its existing shares;

         4.3 Subdivide all or any of its issued or unissued share capital, into shares of nominal value smaller than the one stipulated in the Memorandum; provided, however, that the proportion between the amount paid and the amount unpaid on each share which is not fully paid-up shall be retained in the subdivision;

         4.4 Convert all or any of its fully paid-up share into stock. The provisions of the Articles applicable to fully paid-up shares shall further apply to stock, and the words "share" and "shareholder" herein contained shall further include "stock" and "stockholder", respectively;

         4.5 Reconvert all or any of its stock into fully paid-up shares of any denomination or class;

         4.6 Cancel any shares which, as at the date of the adoption of a Special Resolution, have not been issued or agreed to be issued, and thereby reduce the amount of its share capital by the aggregate nominal value of the shares so canceled;

         4.7 Subject to any approval or consent required by law, reduce its share capital in any manner whatsoever and any capital redemption reserve in manner it deems fit, and also to exercise some or all of the possibilities indicated in Section 151 of the Ordinance.

                                     SHARES

5.       RIGHTS ATTACHED TO SHARES

         5.1 Subject to any contrary provisions of the Memorandum or the Articles, same rights, obligations and restrictions shall be attached to all the shares of the Company regardless of their denomination or class.

         5.2 If at any time the share capital is divided into different classes of shares, the rights attached to any class may be modified or abrogated by a Special Resolution, subject to the consent in writing of the holders of seventy-five percent (75%) of the issued share of such class or the adoption of a Special Resolution approving same modification or abrogation at a separate General Meeting of the holders of the shares of such class.

                  The provisions of the Articles relating to General Meeting of the Company shall apply, mutatis mutandis, to any separate General Meeting of the holders of the shares of a specific class, provided, however, that the requisite quorum at any such separate General Meeting shall be one or more members present in person or by proxy and holding not less than thirty three and one third percent (33 1/3%) of the issued shares of such class.

         5.3 The creation of additional shares of a specific class, or the issuance of additional shares of a specific class, shall not be deemed, for purposes of article 5.2, a modification or abrogation of rights attached to shares of such class or of any other class.

6.       ISSUANCE OF SHARES

         Issuance of shares of the Company shall be under the control of the Board, who shall have the exclusive authority to issue the Company's shares, in whole or in part, otherwise dispose of them or grant options to acquire shares, to such persons and on such terms and conditions as the Board may think fit.

7.       SHARE CERTIFICATES

         7.1 Each member shall be entitled, not later than 60 days from the date of issuance or the date of transfer, to receive from the Company one share certificate in respect of all the shares of any class registered in his name on the Register of Members or, if approved by the Board, several share certificates, each for one or more of such shares.

         7.2 Each share certificate issued by the Company shall be numerated, denote the class and serial numbers of the shares represented thereby and the name of the owner, thereof as registered on the Register of Members, and may also specify the amount paid-up thereon, A share certificate shall be signed by the Company.

         7.3 A share certificate denoting two or more persons as joint owners of the shares represented thereby shall be delivered to any one of the persons named on the Register of Members in respect of such joint ownership.

         7.4 A share certificate defaced or defective, may be replaced upon being delivered to the Company and being canceled. A share certificate lost or destroyed may be replaced upon furnishing of evidence to the satisfaction of the Board proving such loss or destruction and subject to the submission to the Company of an indemnity letter and/or securities as the Board may think fit.

                  A member requesting the replacement of a share certificate shall bear all expenses incurred by the Company in connection with the provisions of this Article.

8.       REGISTERED OWNER

         The Company shall be entitled to treat the person registered on the Register of Members as the holder of any share, as the absolute owner thereof, and accordingly, shall not be bound to acknowledge any trust or other right, whether at law or in equity, of any other person to or in respect of such share, provided it has not been determined otherwise by a judicial decision or by operation of law.

9.       CALLS ON SHARES

         9.1 The Board may, from time to time, make calls upon members to perform payment of any amount of the consideration of their shares not yet paid, provided same amount is not, by the terms of issuance of same shares, payable at a definite date. Each member shall pay to the Company the amount of every call so made upon him at the time(s) and place(s) designated in such call. Unless otherwise stipulated in the resolution of the Board, each payment with respect to a call shall be deemed to constitute a pro-rata payment on account of all of the shares in respect of which such call was made.

                  A call may contain a demand for payment in installments.

         9.2 A call shall be made in writing and shall be delivered to the member(s) in question not less than fourteen (14) days prior to the date of payment stipulated therein. Prior to the due date stipulated in the call the Board may, by delivering a written notice to the member(s), revoke such call, in whole or in part, postpone the designated date(s) of payment or change the designated place of payment.

         9.3 If, according to the terms of issuance of any share, any amount is due at a definite date, such amount shall be paid on same date, and the holder of the same share shall be deemed, for all intents and purposes, to have duly received a call in respect of such amount.

         9.4 The joint holders of a share shall be bound jointly and severally to pay all calls in respect thereof. A call duly made upon one of the joint holders shall be deemed to have been duly made upon all of the joint holders.

         9.5 Any amount not paid when due shall bear an interest from its due date until its actual payment at a rate equal to the then prevailing rate of interest for unauthorized overdrafts as charged by Bank Hapoalim Ltd, unless otherwise prescribed by the Board.

                  The provisions of this Article 9.5 shall in no way deprive the Company of, or derogate from any other rights and remedies the Company may have against such member pursuant to the Articles or any pertinent law.

         9.6 The Board may agree to accept prepayment by any member of any amount due with in respect to his shares, and may direct the payment of interest for such prepayment at a rate as may be agreed upon between the Board and the member so prepaying.

         9.7 Upon the issuance of shares of the Company, The Board may stipulate similar or different terms with respect to the payment of the consideration thereof by their respective holders.

10.      FORFEITURE AND SURRENDER

         10.1 If any member fails to pay when due any amount payable pursuant to a call, or interest thereon as provided for herein, the Company may, by a resolution of the Board, at any time thereafter, so long as said amount or interest remains unpaid, forfeit all or any of the shares in respect of which said call had been made. All expenses incurred by the Company with respect to the collection of any such amount of interest, including, inter-alia, attorney's fees and costs of legal proceedings, shall be added to, and shall constitute a part of the amount payable to the Company in respect of such call for all purposes (including the accrual of interest thereon).

         10.2 Upon the adoption of a resolution of forfeiture, the Board shall cause the delivery of a notice thereof to the member in question. Same notice shall specify that, in the event of failure to pay the entire amount due within the period stipulated in the notice (which period shall be not less the thirty (30) days), same failure shall cause, ipso facto, the forfeiture of the shares. Prior to the expiration of such period, the Board may extend the period specified in the notice of forfeiture or nullify the resolution of forfeiture, but such nullification shall not estop nor derogate from the power of the Board to adopt a further resolution of forfeiture in respect of the non-payment of said amount.

         10.3 Whenever shares are forfeited as herein provided, all dividends theretofore declared in respect thereof and not actually paid shall be deemed to have been forfeited together with the shares.

         10.4 The Company, by a resolution of the Board, may accept the voluntary surrender by any member of all or any part of his shares.

         10.5 Any share forfeited or surrendered as provided herein shall thereupon constitute the property of the Company, and may be reissued or otherwise disposed of as the Board may think fit.

         10.6 Any member whose shares have been forfeited or surrendered shall cease to be a member in respect of the forfeited or surrendered shares, but shall, notwithstanding, be obligated to pay to the Company all amounts at the time of forfeiture or surrender due to the Company with respect thereof, including interest and expenses as aforesaid until actual repayment, whether the maturity date of same amounts is on or prior to the date of forfeiture or surrender or at any time thereafter, and the Board, in its discretion, may enforce payment of such amounts or any part thereof. In the event of such forfeiture or surrender, the Company, by a resolution of the Board, may enforce payment of such amount or any part thereof. In the event of such forfeiture or surrender, the Company, by a resolution of the Board, may accelerate the maturity date(s) of any or all amounts then owed to the Company by same member and not yet due, however, arising whereupon all of such amounts shall forthwith become due and payable.

                  The Board may, at any time before any share so forfeited or surrendered shall have been reissued or otherwise disposed of to a third party, nullify the forfeiture or the acceptance of the surrender on such conditions as it thinks fit, but such nullification shall not estop nor derogate from the power of the Board to re-exercise its powers of forfeiture pursuant to this Article 10.

11.      LIEN

         11.1 The Company shall have, at all times, a first and paramount lien upon all the shares registered in the name of each member on the Register of Members, upon all the dividends declared in respect of such shares and upon the proceeds of the sale thereof, as security for his obligations. For the purposes of this Article 11 and of Article 12, the term "Obligation" shall mean any and all present and future indebtedness owed to the Company by a member with respect to his shares, however arising, whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, liquidated or non-liquidated.

         11.2 Shall a member fail to fulfill any or all of his Obligations, the Company may enforce the lien, after same member was provided with a period of fourteen (14) days to fulfill the Obligations so breached.

         11.3 A member shall be obliged to reimburse the Company for all expenses thereby incurred with respect to the enforcement of a lien upon same member's shares, and such obligation shall be secured by the shares which are subject to same lien.

12.      SALE OF SHARES AFTER FORFEITURE OR SURRENDER OR IN ENFORCEMENT OF LIEN

         12.1 Upon any sale of shares after forfeiture or surrender or in the course of enforcement of a lien, the Company may appoint any person to execute an adequate instrument of transfer or any other instrument required to effect the sale, and shall be entitled to register the purchaser on the Register of Members as the holder of the shares so purchased. The purchaser shall not be obliged to check the regularity of the proceedings of forfeiture, surrender or enforcement of a lien or the use that was made consideration thereby paid with respect to the shares.

                  As of the entry of the purchaser's name in the Register of Members in respect of such shares, the validity of the sale shall not be rebutted, and the sole remedy of any person aggrieved by the sale shall be in damages, and against the Company solely.

         12.2 The net proceeds of any such sale, after payment of the selling expenses, shall serve for repayment of the Obligations of the respective member, and the balance if any shall be paid to the member, his inheritors, the executors of his will, the administrators of his estate, and to persons on his behalf.

13.      REDEEMABLE SHARES

         Subject to any applicable law, the Company may issue redeemable shares and redeem the same.

14.      EFFECTIVENESS OF TRANSFER OF SHARES

         A transfer of title to shares of the Company, whether voluntarily or by operation of law, shall not confer upon the transferee any rights whatsoever towards the Company unless and until such time as the transfer has been registered in the Register of Members.

15.      PROCEDURE ON VOLUNTARY TRANSFER OF SHARES

         A member desiring to transfer to another person title to his shares, or any part thereof, shall deliver to the Company a notice to the effect accompanied by an instrument of transfer, in a form to be prescribed by the Board, duly executed by such member and the transferee, and subject to the prior fulfillment of the provisions of Article 16 below, The Board shall instruct the registration of same in the Register of Members.

16.      TRANSFER OF SHARES

         16.1 The transfer of shares of the Company and any other securities issued by the Company (in this Article 16 and in Article 17, hereinafter: "Securities") shall be made in writing in a conventional manner or as established by the Board; it may be effected by the signature of the transferor only, on the condition that an appropriate share transfer deed shall be submitted to the Company.

         16.2 Shares that are not paid up in full or are subject to any lien or pledge may not be transferred unless the transfer is approved by the Board, which may at its sole discretion withhold its approval without having to show grounds.

         16.3 Any transfer of shares that are not paid up in full shall be subject to the signature of the transferee and the signature of a witness in verification of the authenticity of the signatures on the share transfer deed.

         16.4 The transferor shall be deemed to be the owner of the transferred Securities until the name of the transferee is entered in the Register of Members.

         16.5 The share transfer deed shall be submitted to the office for registration together with the certificates to be transferred and such other evidence as the Company may require with regard to the transferor's title or right to transfer the Securities. The share transfer deeds shall remain with the Company after their registration.

         16.6 The Company may demand payment of a transfer registration fee at a rate to be determined by the Board from time to time.

         16.7 The Board may close the Register of Members for a period no longer than 30 days every year.

         16.8 Upon the death of the holder of Securities of the Company, the Company shall recognize the guardians, administrators of the estate, executors of the will, and in the absence of such persons, the inheritors of the deceased person as the only ones entitled to hold Securities of the Company, subject to proof of their rights in a manner established by the Board.

         16.9 In the event of the deceased member being a holder of a security jointly with other persons, the Company shall approve of the surviving member as member of the Company in respect of the said Securities without exempting the estate of the deceased joint holder from any of the obligations relating to the jointly held Securities.

         16.10 A person acquiring a right to a security by virtue of his being a guardian or administrator of the estate or inheritor of the deceased member, or receiver, liquidator or trustee in liquidation proceedings regarding a corporate member, or by any operation of law, may be subject to submission of such proof of entitlement as the Board may establish be entered as the holder of the respective security or transfer the Security subject to the provisions of the Articles with regard to such transfer.

         16.11 A person acquiring a security as a result of a transfer by operation of law shall be entitled to dividend and other rights in respect of the security and also to receive and certify the receipt of dividends and other sums of money in connection with the said security; however, such person shall not be entitled to receive notices of the convening of General Meetings of the Company or to participate or vote therein or to exercise any right conferred by the security with the exception of the aforementioned rights, pending the registration of such person in the Register of Members.

17.      ISSUANCE OF SHARES

         17.1 In case of issuance of shares the proceeds of which are intended for covering the expenses involved in the construction of installations or buildings or for plant equipment not expected to yield profits over an appreciable period of time, the Company shall be entitled to pay interest on the paid-up portion of the respective share capital for the period and subject to the conditions and limitations stated in
                  Section 140 of the Ordinance and to enter the so paid interest on the principal as part of the cost involved in the construction of the respective installation, building of plant equipment.

         17.2 The Company may pay a commission (including underwriting fees) to any person at a rate not exceeding ten percent of the price at which the Securities of the Company are issued, in consideration of such person's subscribing or consent to cause other persons to subscribe applications, conditionally or unconditionally, for Securities of the Company subject to the provisions of Section 135 of the Ordinance. The payments contemplated in this article may be effected in cash or in Securities of the Company or in any combination of the foregoing.

18.      ANNUAL GENERAL MEETING

         18.1 An Annual General Meeting shall be held once in every calendar year at such time (within a period of not more than fifteen
                  (15) months after the last preceding Annual General Meeting) and at such place as may be determined by the Board.

         18.2     The general meeting shall:

                  a. Discuss the report by the Board on the status of the Company;
                  b. Discuss the statement of profit and loss and the balance sheet as of the date of closure of the statement of profit and loss;
                  c. Appoint auditors and establish their remuneration, or empower the Board to establish their remuneration;
                  d. Appoint the directors as stipulated in Article 31 below, and establish their remuneration;
                  e. Discuss any other business to be transacted at an ordinary general meeting according to the Articles or by operation of law.

19.      EXTRAORDINARY GENERAL MEETING

         19.1 All General Meeting other than Annual General Meetings shall be called "Extraordinary General Meetings".

         19.2 The Board may, whenever it thinks fit, convene an Extraordinary General Meeting, and shall be obligated to do so upon receipt of a requisition in writing in accordance with
                  Section 109 of the Ordinance.

         19.3 Members of the Company shall not be authorized to convene a General Meeting except as provided in Section 110 of the Ordinance.

20.      NOTICE OF GENERAL MEETINGS

         20.1 Prior to any General Meeting a written notice thereof shall be delivered to all those members entitled to attend thereat. Such notice shall specify the place, the day and the hour of the General Meeting and the general nature of the matters to be discussed thereat. If the General Meeting is to consider the adoption of a Special or an Extraordinary Resolution, the notice shall set out the proposed terms of such resolution. The notice will be delivered not less then seven (7) days prior to any General Meeting, provided, however, that a twenty-one (21) day prior notice will be delivered if the General Meeting is to consider the adoption of a Special Resolution.

         20.2 The accidental omission to give notice of a General Meeting, or the non-receipt of a notice by a member entitled to receive notices of General Meeting, shall not invalidate the proceedings of such a General Meeting.

         20.3 A member entitled to received notices of General Meeting may waive such right before such meeting of expost, and shall be deemed to have waived such right with respect to any General Meeting at which he was present, in person or by proxy.

21.      QUORUM

         21.1 Two or more members present in person or by proxy and holding shares conferring in the aggregate more than thirty three and one third percent (33 1/3%) of the total voting power attached to the shares of the Company, shall constitute a quorum at General Meetings. No business shall be considered or determined at a General Meeting, unless the requisite quorum is present when the General Meeting proceeds to consider and/or determine same business.

         21.2 If within half an hour from the time appointed for the General Meeting a quorum is not present, the General Meeting shall, if convened upon requisition under Section 110 of the Ordinance, be dissolved, but in any other case it shall stand adjourned to the same day in next week, at the same time and place. The requisite quorum at an adjourned General Meeting shall be one or more members, present in person or by proxy, holding not less than thirty three and a third percent (33 1/3%) of the total voting power attached to the shares of the Company. At an adjourned General Meeting the only businesses to be considered shall be those matters which might have been lawfully considered at the General Meeting originally called if a requisite quorum had been present, and the only resolutions to be adopted are such types of resolutions which could have been adopted at the General Meeting originally called.

22.      CHAIRMAN

         The Chairman, of the Board, or if there is no such chairman, or if he is not present, any other person appointed by the members present, shall preside as Chairman at General Meeting of the Company. The Chairman of any General Meeting shall have no additional or casting vote.

23.      ADOPTION OF RESOLUTION AT GENERAL MEETINGS

         23.1 An Ordinary Resolution shall be deemed adopted at a General Meeting if supported by members present, in person or by proxy, vested with more than fifty percent (50%) of the total voting power attached to the shares who holders were present, in person or by proxy, at such General Meeting and voted thereon.

         23.2 A Special or an Extraordinary Resolution shall be deemed adopted at a General Meeting if supported by members, present in person or by proxy, vested with seventy-five percent (75%) or more of the total voting power attached to the shares whose holders were present, in person or by proxy, at such General Meeting and voted thereon.

         23.3 Any proposed resolution put to vote at a General Meeting shall be decided by a poll.

         23.4 Subject to approval by a meeting with a quorum, the chairman may, and is obligated to at the request of the General Meeting, adjourn the meeting from time to time and from place to place, everything as decided by the meeting. If the meeting is adjourned by more than seven days, a notice of the adjourned meeting shall be given in the same manner as for the original meeting. Except for the foregoing, no member shall be entitled to receive any notice of adjournment or on the agenda of the adjourned meeting. An adjourned meeting may only transact such business as left unfinished at the original meeting.

         23.5 A declaration by the Chairman of the General Meeting that a proposed resolution has been adopted or rejected, shall constitute a conclusive evidence of the adoption or rejection, respectively, of same resolution, and no further proof verifying the contents of such deceleration or the number or proportion of the votes recorded in the favor of or against such resolution shall be required.

24.      RESOLUTION IN WRITING

         A resolution in writing agreed upon by all members of the Company then entitled to vote at General Meetings, or a resolution in writing included in a number of identically worded documents, each of them signed by one or more members, shall be deemed to have been adopted by a General Meeting duly convened and held. Unless otherwise specified in the resolution, same shall be deemed to have been adopted as an Ordinary Resolution.

25.      VOTING POWER

         25.1 Subject to the provisions of Article 26.1 below and subject to any other provision hereof pertaining to voting rights attached or not-attached to shares of the Company, whether in general or in respect of a specific matter or matters, every member shall have one vote for each share registered in his name on the Register of Members, regardless of its denomination or class.

         25.2 In case of equality of votes, the resolution shall be deemed to have been rejected.

26.      ATTENDANCE AND VOTING RIGHTS AT GENERAL MEETING

         26.1 Unless provided otherwise by the terms of issue of the shares, no member shall be entitled to be present or vote at a General Meeting (or be counted as part of the quorum thereat) unless all amounts due as at the date designated for same General Meeting with respect to his shares were paid.

         26.2 A corporate body being a member of the Company and entitled to vote and/or attend at a General Meeting may exercise such rights by authorizing any person, whether in general or for a specific General Meeting, to be present and/or vote on its behalf. Upon the request of the Chairman of the General Meeting, a writing evidence of such authorization and its validity (in a form acceptable to the Chairman) shall be furnished thereto.

         26.3 A member entitled to vote and/or attend at a General Meeting may appoint a proxy, whether is general or for a specific General Meeting, to exercise such rights, as follows:

                  a. The appointment of a proxy shall be in writing and shall be in the following form or in other similar form:

                           "I, the undersigned, ____________________________________________
                                                               (name of member)

                           being a member of _______________________________________ hereby
                                                            (name of the Company)

                           appoint ______________________________________________________
                                                                (name of proxy)

                           of __________________________________________________________
                                                              (address of proxy)

                          as my proxy to attend [and vote] on my behalf at [any General Meeting of the Company] [the General Meeting of the Company to be held on the ____ day of ______, 19__] and at any adjournment thereof.

                          Signed this ______ day of ________, 19____.

                          -----------------------."
                           (Signature of member)

                  b. The instrument appointing a proxy shall be delivered to the Company not later than forty-eight (48) hours before the time designated for the General Meeting at which the person named in the instrument proposes to vote and/or attend.

                  c. A proxy may not delegate his powers to any other person.

                  d. Termination of the appointment of a proxy shall be governed by the provisions of Section 14 of the Agency Law, 5725-1965.

         26.4 A member entitled to vote and/or attend at a General Meeting and is legally incapacitated, may exercise such rights by his custodian.

         26.5 If two or more persons are registered as joint owners of any share, the right to attend at a General Meeting, if attached to such share, shall be conferred upon all of the joint owners, but the right to vote at a General Meeting and/or the right to be counted as part of the quorum thereat, if attached to such share, shall be conferred exclusively upon the senior amongst the joint owners attending the General Meeting, in person or by proxy; and for this purpose seniority shall be determined by the order in which the names stand on the Register of Members.

         26.6 The voting on the terms of the instrument of proxy shall be legal even in case of prior death or incapacity or bankruptcy of the principal, and in respect of a corporate principal, in case of its winding up or revocation of the instrument of proxy or transfer of the respective share, unless a notice in writing of such death or incapacity or bankruptcy or winding up or revocation of share transfer shall have been received by the Register of Members. The written notice on revocation of the proxy shall be valid if signed by the principal and received by the Register of Members not later than one hour before the start of voting.

         26.7 No proxy shall be valid after expiry of 12 months from the date of its issue. In case of deposition of a proxy of power of attorney of other document of notarized copy thereof with regard to a specified General Meeting it shall not be required to resubmit a proxy as aforesaid prior to an adjourned meeting of the same original meeting.

                               BOARD OF DIRECTORS

27.      POWERS OF THE BOARD

         27.1 The Board shall be vested with the exclusive authority to exercise all of the Company's powers which are not, by the Ordinance, the Memorandum, the Articles or any applicable law, required to be exercised by a resolution in a General Meeting.

         27.2 Without derogating from the above, the management of the business of the Company shall be vested exclusively in the Board.

         27.3 Without derogating from the above, the Board may from time to time and at its sole discretion obtain, borrow or secure the payment of money for purposes of the Company. The Board may obtain or secure the repayment of the said money at its own discretion and in particular by the issue of debentures or debenture stock secured by a lien on the assets and rights of the Company or part thereof, including the uncalled capital of the Company.

28.      EXERCISE OF POWERS OF THE BOARD

         28.1 The powers conferred upon the Board shall be vested in the Board as collective body, and not in each one or more of the directors individually, and all such powers may be exercised by the Board by adopting resolutions in accordance with the provisions of the Articles.

         28.2 A resolution shall be deemed adopted at a meeting of the Board if supported by a majority of the directors attending such meeting and voting thereon.

         28.3 A resolution agreed upon by all the directors then in office in writing, or by telegram or by facsimile, shall be deemed to have been adopted unanimously by the Board in a meeting duly convened and held.

29.      COMMITTEES OF DIRECTORS

         29.1 The Board may delegate any or all of its powers to committees, each consisting of two or more directors, and it may, from time to time, revoke or alter the powers so delegated. Each committee shall, in the exercise of the powers so delegated, conform to any regulations and conditions prescribed by the Board upon the delegation or at any other time.

         29.2 The Board will designate from among it's members an audit committee.

         29.3 The provision of the Articles with respect to the meetings of the Board, their convening, adoption of resolutions thereat and adoption of resolution in writing shall apply, mutatis mutandis, to the meetings of any such committee, unless otherwise prescribed by the Board.

30.      NUMBER OF DIRECTORS

         Unless otherwise prescribed by an Ordinary Resolution of the Company, the Board shall consist of not less then four (4) nor more then twelve
         (12) directors.

31.      APPOINTMENT AND REMOVAL OF DIRECTORS

         31.1     a.      The directors shall be elected annually at a
                          General Meeting as aforesaid and shall remain in office until the next Annual General Meeting unless their office is vacated previously as stipulated in the Articles.
                          The elected directors shall assume office on the day of their election.
                  b.      The directors shall retire from office at every Annual
                          General Meeting. A retiring director may be reelected.
                          Pending the convening of an Annual General Meeting at which the directors are to retire from office, all directors shall remain in office until the convening of the Annual General Meeting of the Company except in case of prior vacation of a director's office according to the Articles.
                  c.      If no directors are elected at the Annual General
                          Meeting, all the retiring directors shall remain in office pending their replacement by a General Meeting of the Company.

         31.2 Except with regard to a director whose tenure of office expires upon the convening of a General Meeting or a person recommended by the Board to serve as director, no motions for appointment of a candidate as a director shall be made unless a notice in writing signed by a member of the Company (other than the candidate himself) who is entitled to participate in and vote at the meeting, stating the intent of the said member to propose a candidate for election to the office of director, together with a document in writing by the candidate expressing his consent to be so elected, shall have been received at the office of the Company within a period of not less than forty-eight (48) hours and not more than forty-two (42) days before the appointed date of the General Meeting.

         31.3 The General Meeting may by way of an Ordinary Resolution remove a director from office before the expiry of his tenure, and it may, be way of an Ordinary Resolution, appoint another person to serve as director of the Company in his place, and also appoint a number of directors in the event of the number of directors having decreased below the minimum established by the General Meeting.

32.      QUALIFICATION OF DIRECTORS

         No person shall be disqualified to serve as a director by reason of his not holding shares in the Company or by reason of his having served as director in the past.

33.      VACATION OF DIRECTOR'S OFFICE

         The office of a director shall be vacated:

         a.       Upon his death;

         b. On the date at which he is declared a bankrupt or, if the director is corporation - on the date at which a liquidation order was issued in respect thereof;

         c.       On the date he is declared legally incapacitated;

         d. On the date stipulated therefor in the resolution of his election or the notice of his appointment, as the case may be;

         e. On the date stipulated therefor in the resolution or notice of his removal or on the date of the delivery of such notice to the Company, whichever is later;

         f. On the date stipulated therefor in a written notice of resignation thereby delivered to the Company or upon its delivery to the Company, whichever is later.

34.      REMUNERATION OF DIRECTORS

         The directors shall be entitled to remuneration by the Company for their services as directors. The remuneration may be established as a global sum or as a fee for participation in meetings. In addition to such remuneration, every director shall be entitled to refund of reasonable expenses for travel, per diem money, and other expenses related to the discharge of his duties as a director.

35.      CONFLICT OF INTERESTS

         35.1 The Company may consider and approve, by an Ordinary Resolution of the Board, a transaction to which the Company is a party to, and in which an officer of the Company has an interest; Provided that the transaction does not impair the benefit of the Company and that such officer shall not participate in the meeting, where such resolution is considered and shall not vote in such meeting.

         35.2 The Company may consider and approve, by an Ordinary Resolution of the Board, a transaction between the Company and an officer of the Company; Provided that the officer is acting in good faith and the transaction is not determental to the interests of the Company and on the further condition that directors who have a personal interest in the transaction shall neither attend nor vote in discussions on the approval of the transaction.

36.      ALTERNATE DIRECTOR

         36.1 Subject to the approval of the Board, a director may, by delivering a written notice to the Company, appoint an alternate for himself (hereinafter referred to as "Alternate Director"), remove such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever. The appointment of the Alternate Director shall be for an indefinite period and for all purposes, unless restricted to a specific period, to a specific meeting or act of the Board, to a specific matter or in any other manner, and same restriction was specified in the appointment instrument or in a written note delivered to the Company.

         36.2 Any notice delivered to the Company pursuant to Article 36.1 shall become effective on the date specified therefor therein or upon delivery thereof to the Company or upon approval of the Board, whichever is later.

         36.3 An Alternate Director shall be vested with all rights and shall bear all obligations of the director who appointed him, provided, however, that he shall not be entitled to appoint an alternate for himself (unless the instrument appointed him expressly provides otherwise), and provided further that the Alternate Director shall have no standing at any meeting of the Board or any committee thereof whereat the director who appointed him is present.

         36.4 Any person, whether or not a director, may act as Alternate Director. One person may act as Alternate Director for several directors, and in such event he shall have a number of votes (and shall be deemed as the number of persons for purposes of establishing a quorum) equal to the number of directors for whom he acts as Alternate Director. If an Alternate Director is also a director in his own right, his right as an Alternate Director shall be in addition to his rights as a director.

         36.5 The Alternate Director solely shall be responsible for his own acts and omissions, and he shall not be deemed an agent of the director(s) who appointed him.

         36.6 The office of an Alternate Director shall be vacated under the circumstances, mutatis mutandis, set forth in Article 33, and such office shall further be ipso facto vacated if the director who appointed such Alternate Director ceases to be a director.

37.      MEETING OF THE BOARD

         37.1 Subject to Articles 39 and 40 below, the Board may meet, adjourn its meeting and otherwise determine and regulate such meetings and their proceedings as it deems fit.

         37.2 Upon the vacation of the office of a director, the remaining directors may continue to discharge their functions until the number of remaining directors decreases below the minimum established in the Articles. In the latter case the remaining directors may only act to convene a General Meeting of the Company.

         37.3 The directors may at any time appoint any person to serve as director as replacement for a vacated office or in order to increase the number of directors, subject to the condition that the number of directors shall not exceed the maximum established in these Articles. Any so appointed director shall remain in office until the next General Meeting, at which he may be reelected.

38.      CONVENING MEETINGS OF THE BOARD

         38.1 The Chairman of the Board may, at any time, convene a meeting of the Board, and shall be obliged to do so upon receipt of a written demand from the majority of the directors then in office. In the event there is no such Chairman or a meeting of the Board was not convened to a date which is no later then ten (10) days of the following delivery of such written demand, the majority of the directors then in office may convene a meeting of the Board. Convening a meeting of the Board shall be made by delivering a notice thereof to all of the directors not later than four (4) days prior to the date thereof. Such notice shall specify the exact time and place of the meeting so called and the general nature of the business to be considered thereat.

         38.2 The accidental omission to give notice of a meeting, or the non-receipt of notice by any director, shall not invalidate the proceedings of such meeting.

         38.3 A director may waive his right to receive notice of any meeting, or to receive four (4) days prior notice, in general or in respect of a specific meeting, and shall be deemed to have waived such right with respect to any meeting at which he was present.

39.      QUORUM

         A majority of the number of directors then in office shall constitute a quorum at meetings of the Board. No business shall be considered or determined at any meeting of the Board unless the requisite quorum is present when the meeting proceeds to consider or determine same business.

40.      CHAIRMAN OF THE BOARD

         The Board may from time to time elect one of its members to be the Chairman of the Board, remove such Chairman from office and appoint another in his place. The Chairman of the Board shall preside at every meeting of the Board, but if there is no such Chairman, or if he is not present or he is unwilling to take the chair at any meeting, the directors present shall elect one of their members to be chairman of such meeting. The Chairman of the Board shall have no additional or casting vote.

41.      VALIDITY OF ACTS OF DIRECTORS DESPITE DEFECTS

         All acts done bona fide at any meeting of the Board, or of a committee of the Board shall, notwithstanding that it may afterwards be discovered that there was a defect in the appointment or qualification of the participants thereat, or any of them, be as valid as if there was no such defect.

                                 GENERAL MANAGER

42.      GENERAL MANAGER

         42.1 The Board may, from time to time, appoint one or more persons, whether or not directors, as General Manager(s) of the Company, either for a definite period or without any limitation of time, and may confer powers, authorities and rights and/or impose duties and obligations upon such person or persons and determine his or their salaries as the Board may deem fit and subject to the provisions stipulated in Part D of Chapter D1 of the Ordinance.

         42.2 Notwithstanding the provisions of any agreement between the General Manager and the Company, the Company shall be vested with the power, exercisable by a resolution of the Board and subject to the provisions stipulated in Part D of Chapter D1 of the Ordinance, to remove the General Manager from his office or to revoke or alter his powers, authorities, rights, duties, obligations or salary.

                                     MINUTES

43.      MINUTES

         43.1 The proceedings of each General Meeting of the Board and meeting of committee of the Board shall be recorded in the minutes of the Company. Such minutes shall set forth the names of the persons present at every such meeting and all resolutions adopted thereat and shall be signed by the chairman of the meeting.

         43.2 All minutes purposing to be executed and signed as aforesaid, shall constitute evidence that the meeting was duly convened and held and as recorded in the minutes, unless proven otherwise.

                              DIVIDENDS AND PROFITS

44.      DECLARATION OF DIVIDENDS

         44.1 The Board may from time to time declare interim dividend at a rate as the Board may deem for considering the profits of the Company.

         44.2 The General Meeting may, by an Ordinary Resolution, declare a final dividend for a fiscal year of the Company, provided that the amount of dividend so declared does not exceed the amount of final dividend recommended by the Board.

         44.3 Subject to any special or restricted rights conferred upon the holders of shares as to dividends, all dividends shall be declares and paid in accordance the paid-up capital of the Company attributable to the shares in respect of which the dividends are declared and paid. The paid-up capital attributable to any share (whether issued at its nominal value, at a premium or at a discount), shall be nominal value of such share. Provided, however that if the entire consideration for same share was not yet paid to the Company, the paid-up capital attribute thereto shall be such proportion of the nominal value as the amount paid to the Company with respect to the share bears to its full consideration, and further provided the amounts which have been prepaid on account of shares and the Company has agreed to pay interest thereon shall not be deemed, for the purposes of this Article, to be payments on account of such shares. In the event no amount has been paid with respect to any shares whatsoever, dividends may be declared and paid according to the nominal value of the shares.

         44.4 Notice of the declaration of dividends shall be delivered to all those entitles to such dividends.

45.      RIGHTS TO PARTICIPATE IN THE DISTRIBUTION OF DIVIDENDS

         45.1 Subject to special rights with respect to the Company's profits to be conferred upon any person pursuant to these Articles and further subject to the provisions of the Articles with respect to reserved funds and special funds, all the profits of the Company may be distributed among the members entitled to participate in the distribution of dividends.

         45.2 Notwithstanding for foregoing, a holder of share shall not be attributed with the right to participate in the distribution of dividends which were declared for a period preceding the date of the actual issuance.

46.      INTEREST ON DIVIDENDS

         The Company shall not be obligated to pay, and shall not pay interest on declared dividends.

47.      PAYMENT OF DIVIDENDS

         Subject to Article 48, a declared dividend may be paid by a check made to the order of the person entitled to receive such dividend (and if there are two or more persons entitled to the dividend in respect of the same share - to the order of any one of such persons) or to the order of such person as the person entitled thereto may direct in writing. Same check shall be sent to the address of the person entitled to the dividend, as notified to the Company.

48.      PAYMENT IN SPECIE

         Upon the recommendation of the Board, if approved by an Ordinary Resolution at a General Meeting, dividends may be paid, wholly or partly, by the distribution of specific assets of the Company and/or by the distribution of shares and/or debentures of the Company and/or of any other company, or in any combination of such manners.

49.      SETTING-OFF DIVIDENDS

         The Company's obligation to pay dividends or any other amount in respect of shares, may be set-off by the Company against any indebtedness, however arising, liquidated or non-liquidated, of the person entitled to receive the dividend.

         The provisions contained in this Article shall not prejudice any other right or remedy vested with the Company pursuant to the Articles or any applicable law.

50.      UNCLAIMED DIVIDENDS

         50.1 Dividends unclaimed by the person entitled thereto within thirty (30) days after the date stipulated for their payment, may be invested or otherwise used by the company, as it deems fit, until claimed; but the Company shall not be deemed a trustee in respect thereof.

         50.2 Dividends unclaimed within the period of seven (7) years from the date stipulated for their payment, shall be forfeited and shall revert to the Company, unless otherwise directed by the Board.

51.      RESERVES AND FUNDS

         51.1 The Board may, before recommending the distribution of dividends, determine to set aside out of the profits of the Company or out of an assets revaluation fund and carry to reserve or reserves such sums as it deems fit, and direct the designation, application and use of such sums. The Board may further determine that any such sums which it deems prudent not to distribute as dividends will not be set aside for reserve, but shall remain as such at the disposal of the Company.

         51.2 The Board may, from time to time, direct the revaluation of the assets of the Company, in whole or in part, and the creation of an assets revaluation fund out of the revaluation surplus, if any.

52.      CAPITALIZATION OF PROFITS

         52.1 Upon the recommendation of the Board, the Company may determine by an Ordinary Resolution at a General Meeting that it is desirous of capitalizing all or any part of the sums or assets allocated to the credit of any reserve fund or to the credit of the profit and loss account or being otherwise distributable as dividends (including sums or assets received as premiums on the issuance of shares or debentures), and direct accordingly that such sums or assets be released for distribution amongst the members who would have been entitled thereto if distributed by way of dividends and in the same proportion; provided that same sums or assets be not paid in cash or in specie but be applied for the payment in full or in part of the unpaid consideration of the issued shares held by such members and/or for the payment in full of the consideration (as shall be stipulated in said resolution) for shares or debentures of the Company to be issued to such members subsequent to the date of said resolution, credited as fully paid up.

         52.2 In the event a resolution as aforesaid shall have been adopted, the Board shall make all adjustments and applications of the moneys or assets resolved to be capitalized thereby, and shall do all acts and things required to give effect thereto. The Board may authorize any person to enter into agreement with the Company on behalf of all members entitled to participate in such distribution, providing for the issuance to such members of any shares or debentures, credited as fully paid, to which they may be entitled upon such capitalization or for the payment on behalf of such members, by the application thereto of the proportionate part of the money or assets resolved to be capitalized, of the amounts or any part thereof remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding upon all such members.

         52.3 The Board may announce the distribution of interim bonus shares.

53.      ACCOUNTING BOOKS

         53.1 The Board shall cause the Company to hold proper accounting books and to prepare an annual balance sheet, a statement of Profit and Loss, and such other financial statements as the Company may be required to prepare under law.
                  The accounting books of the Company shall be held at the office or at a place deemed fit by the Board, and they shall be open to inspection by the directors.

         53.2 The Board may determine at its sole discretion the terms on which any of the accounts and books of the Company shall be open to inspection by members, and no member (other than a director) shall be entitled to inspect any account or ledger or document of the Company unless such right is granted by law or by the Board.

         53.3 Not later than eighteen (18) months from the incorporation of the Company and at least once a year thereafter, the Board shall submit to the General Meeting of the Company a statement of Profit and Loss for the period from the previous statement or in case of submission of the first statement, for the period from the incorporation of the Company, covering a period up to a date not earlier than six months before the meeting, and pursuant to the relevant provisions of the law, a balance sheet shall be prepared for every year and submitted to the Company at its General Meeting, covering the same period as the statement of profit and loss. The balance sheet shall be accompanied by an auditors' report and a report by the Board on the position of the Company, including a recommendation as to the amount to be distributed as dividend and the amount to be set aside in a reserve fund, or concerning the allotment of bonus shares.

                                BRANCH REGISTERS

54.      AUTHORITY TO KEEP BRANCH REGISTERS

         The Company may keep branch registers in any reciprocal state.

55.      PROVISIONS IN RESPECT OF KEEPING BRANCH REGISTERS

         Subject to the provisions contained in Part E of Chapter C of the Ordinance, the Board shall be authorized to make such rules and procedures in connection with the keeping of branch registers as it may, from time to time, think fit.

                              STAMP AND SIGNATURES

56.      THE COMPANY'S STAMP

         56.1     The Company shall have an official stamp.

         56.2 The Company may keep an official stamp for documents made for foreign purposes, and may authorize, from time to time a person appointed for this purpose to make use of such stamp. The provisions of Section 102 of the Ordinance shall apply to this Article, and the term "seal" shall have the meaning of "stamp".

57.      THE COMPANY'S SIGNATURE

         57.1 A document shall be deemed signed by the Company upon the fulfillment of the following:

                  a. The Company's stamp was thereon by a person authorized therefor by the Board, or it bears the name of the Company in print;

                  b. It bears the signature of one or more persons authorized therefor by the Board;

                  c. The act of the person authorized by the Board as aforesaid was within its authority and without deviation therefrom.

         57.2 An authorization of one or more persons by the Board to sign on a document on behalf of the Company shall be deemed to include the authority to stamp the Company's stamp thereon, unless otherwise provided by the Board.

         57.3 An authorization by Board as provided in Article 57.2 may be for a specific document or for a certain sort of document or for a certain sort of documents or for all the Company's documents or for a definite period of time or for an unlimited period of time, provided that any such authority may be terminated by Board, at will.

         57.4 The provisions of this Article shall apply both to the Company's documents executed in Israel and the Company's documents executed abroad.

                                     NOTICES

58.      NOTICES IN WRITING

         58.1 Notices pursuant to the Ordinance, the Memorandum and the Articles shall be made in the manner prescribed by the Board from time to time.

         58.2 Unless otherwise prescribed by the Board, all notices shall be made in writing and shall be sent by registered mail.

59.      DELIVERY OF NOTICES

         59.1 Each member and each director shall notify the Company in writing of his address for the receipt of notices, documents and other communications relating to the Company, it's business and affairs.

         59.2 Any notice, document or other communication shall be deemed to have been received at the time received by the addressee or at its address, or if sent by registered mail to same address within seven (7) days from its dispatch, whichever is earlier.

         59.3 The address for the purposes of Article 59.2 shall be the address furnished pursuant to Article 59.1, and the address of the Company for the purposes of Article 59.2 shall be its registered address or principal place of business.

         59.4 A director who is absent from Israel shall not, for the duration of his stay abroad, be entitled to receive notices of board meetings unless he shall have requested that such notices be sent to his proxy.

                             INDEMNITY AND INSURANCE

60.      INDEMNITY OF OFFICERS

         The Company may indemnify any officer for any of the following:

         a. A monetary liability imposed upon an officer toward another person by a judgment, including a judgment giving effect to a compromise and an arbitration award approved by a court, with respect to an act performed by same officer in his capacity as an officer of the Company;

         b. Reasonable litigation expenses, including attorney's fees, incurred by an officer or imposed upon him by a court, in a proceeding brought against him by the Company or on its behalf or by another person, or in a criminal proceeding in which he was acquitted, and all with respect to an act thereby performed in his capacity as an officer of the Company.

61.      INSURANCE OF OFFICER

         The Company may enter into an agreement for the insurance of the liability of an officer, in whole or in part, for any of the following:

         a. A breach of a cautionary duty toward the Company or toward another person;

         b. A breach of a fiduciary duty toward the Company, provided the officer has acted bona fide and has had a reasonable ground to assume that the act would not impair the benefit of the Company;

         c. A monetary liability imposed upon an officer toward another person with respect to an act performed by same officer in his capacity as an officer of the Company;

                                   WINDING UP

62.      DISTRIBUTION OF ASSETS

         If the Company be wound up, then, subject to provisions of any applicable law and to any special or restricted rights attached to a share, the assets of the Company in excess of its liabilities shall be distributed among the members in proportion to the paid-up capital of the Company attributable to the shares in respect of which such distribution is being made. The paid-up capital attributable to any share (whether issued at its nominal value, at a premium or at a discount), shall be a nominal value of such share, provided, however, that if the entire consideration for same share was not yet paid to the Company, the paid-up capital attributable thereto shall be such proportion of the nominal value as the amount paid to the Company with respect to the share bears to its full consideration.